UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2006

ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA 30004
(Address of principal executive offices)

Registrant's telephone number, including area code (678) 336-2500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On January 10, 2006, AtheroGenics, Inc. (the “Registrant”) entered into a letter agreement with QVT Fund LP (the “QVT Holder”) pursuant to which the parties agreed to exchange $11.075 million in aggregate principal amount of the Registrant’s 4.50% convertible notes due 2008 held by the QVT Holder for 858,313 shares of the Registrant’s common stock, no par value per share (the “QVT Exchange”). The QVT Exchange will be made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Section 3(a)(9) of the Act, as no commission or other remuneration will be paid or given directly or indirectly by the Registrant for such QVT Exchange.

On January 10, 2006, the Registrant entered into a letter agreement with Deutsche Bank AG, London (the “DB Holder”) pursuant to which the parties agreed to exchange $2.925 million in aggregate principal amount of the Registrant’s 4.50% convertible notes due 2008 held by the DB Holder for 226,687 shares of the Registrant’s common stock, no par value per share (the “DB Exchange”). The DB Exchange will be made pursuant to the exemption from the registration requirements of the Act, afforded by Section 3(a)(9) of the Act, as no commission or other remuneration will be paid or given directly or indirectly by the Registrant for such DB Exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHEROGENICS, INC.

Date: January 10, 2006	/s/MARK P. COLONNESE
Mark P. Colonnese
Senior Vice President of Finance and
Administration and Chief Financial Officer